As filed with the Securities and Exchange Commission on December 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Toronto-Dominion Bank

(Exact name of registrant as specified in its charter)

Canada	13-5640479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TD Bank Tower

Toronto-Dominion Centre

Toronto, Ontario M5K 1A2, Canada

(416) 982-8222

(Address, including zip code, of principal executive offices)

TD 401(k) Retirement Plan

(Full title of the plan)

Glenn Gibson

The Toronto-Dominion Bank

1 Vanderbilt Avenue

New York, NY 10017

(212) 827-7000

(Name, address and telephone number, including area code, of agent for service of process)

Please send copies of all communications to:

Jane A. Langford, Esq. Executive Vice President and General Counsel The Toronto-Dominion Bank TD Bank Tower Toronto-Dominion Centre Toronto, Ontario M5K 1A2, Canada (416) 982-5697	Lesley Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 2,000,000 shares of Common Stock, without par value (“Common Shares”) of The Toronto-Dominion Bank (the “Bank” or the “Registrant”) under the TD 401(k) Retirement Plan (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those securities registered on the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2022 (Registration No. 333-263318), which is hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Bank pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference:

(i)	the Bank’s Annual Report on Form 40-F for the year ended October 31, 2023, filed with the Commission on November 30, 2023;

(ii)	the Bank’s Report on Form 6-K, excluding Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5, and Exhibit 99.6 thereto, dated November 30, 2023; and

(iii)

the description of common shares, without par value, of the Common Shares contained in the Bank’s Registration Statement on Form 8-A filed with the Commission on August 22, 1996, including all amendments or reports filed for the purpose of updating such description.*

*	Paper filing.

All documents that the Bank subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (including any portions of the Bank’s Reports on Form 6-K that are identified in such reports as being incorporated by reference herein) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	By-laws of The Toronto-Dominion Bank (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form F-3 filed on June 18, 2019 (File No. 333-231751)).

4.2	TD 401(k) Retirement Plan (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-8 filed on March 4, 2022 (File No. 333-263318).

4.3	Amendment No. 1 to the TD 401(k) Retirement Plan (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-8 filed on March 4, 2022 (File No. 333-263318).

4.4	Amendment No. 2 to the TD 401(k) Retirement Plan (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form S-8 filed on March 4, 2022 (File No. 333-263318).

4.5*	Amendment No. 3 to the TD 401(k) Retirement Plan.

5.1*	Opinion of McCarthy Tétrault LLP, Canadian counsel for the registrant.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1 above).

24.1*	Power of Attorney (included in the signature page hereto).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), The Toronto-Dominion Bank certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on December 1, 2023.

THE TORONTO-DOMINION BANK

By:	/s/ Jane A. Langford
Name: Jane A. Langford
Title: Executive Vice President and General Counsel

POWER OF ATTORNEY

Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints Kelvin Tran, Kenn Lalonde and Jane A. Langford and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada, on December 1, 2023.

Signature	Title

/s/ Bharat B. Masrani (Bharat B. Masrani)	Group President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kelvin Tran (Kelvin Tran)	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michelle Myers (Michelle Myers)	Chief Accountant and Controller, Vice President, Finance (Principal Accounting Officer)

/s/ Brian M. Levitt (Brian M. Levitt)	Chairman of the Board

/s/ Cherie L. Brant (Cherie L. Brant)	Director

/s/ Amy W. Brinkley (Amy W. Brinkley)	Director

/s/ Brian C. Ferguson (Brian C. Ferguson)	Director

/s/ Colleen A. Goggins (Colleen A. Goggins)	Director

/s/ David E. Kepler (David E. Kepler)	Director

/s/ Alan N. MacGibbon (Alan N. MacGibbon)	Director

/s/ John B. MacIntyre (John B. MacIntyre)	Director

/s/ Karen E. Maidment (Karen E. Maidment)	Director

/s/ Keith G. Martell (Keith G. Martell)	Director

/s/ Claude Mongeau (Claude Mongeau)	Director

/s/ S. Jane Rowe (S. Jane Rowe)	Director

/s/ Nancy G. Tower (Nancy G. Tower)	Director

/s/ Ajay K. Virmani (Ajay K. Virmani)	Director

/s/ Mary A. Winston (Mary A. Winston)	Director

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Ontario, Canada on December 1, 2023.

TD 401(K) RETIREMENT PLAN

/s/ Kathleen G. Harmon
Kathleen G. Harmon
Plan Administrator

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of The Toronto-Dominion Bank in the City of Toronto, Ontario, Canada on December 1, 2023.

By:	/s/ Glenn Gibson
Name: Glenn Gibson
Title: Authorized Representative in the United States